Item 6 Attachment 10.3 Consulting Agreement with August F. DeLuca, dated as of April 16, 2007

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT effective April 16, 2007 (the "Effective Date"), by and between CDEX, Inc., a Nevada corporation (the "Company") and August F. DeLuca (the "Consultant").

                                   WITNESSETH:

         WHEREAS, the Company desires to obtain from Consultant advice and services relating to financial aspects of company operations, including but not limited to fund raising activities, financial forecasts and SEC document preparation (hereinafter "Financial Services"); and

         WHEREAS, Consultant has the expertise and is willing and able to provide such services.

         NOW, THEREFORE, in consideration of the foregoing and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1) Consultancy. The Company hereby engages the Consultant as a general business consultant with respect to the Financial Services, and the Consultant hereby accepts such employment.

     2) Scope of Services. Consultant's services to be provided hereunder shall include the analysis and preparation of financial plans, forecasts, and budgets for the Company's business and such other services as may be requested from time to time by the Company and accepted by the Consultant.

     3) Initial Term. The Initial Term of this Agreement shall extend for a period of five (5) months from the Effective Date, and may be renewed on the mutual agreement of both parties.

     4) Compensation. Consultant will receive seventy five thousand (75,000) fully vested stock options issued pursuant to the Company's 2003 Stock Option Plan. The price of such options is the price of the Company's stock at the closing of the Effective Date of this Agreement. If not exercised, such stock options will expire five (5) years from the Effective Date of this Agreement. To be reimbursable, any reasonable business expenses incurred by Consultant in the performance of this Agreement must be approved in advance and in writing by the Company.

     5) Independent Contractor. Consultant's performance of services hereunder shall be as an independent contractor and not as an employee of the Company. Consultant shall not be entitled to any of the Company employee fringe benefits, nor shall Consultant be considered an employee of the Company within the meaning or application of any Company employee benefits program now or hereafter in effect.

     6) Warranties of Consultant. Consultant warrants that the services to be performed hereunder shall be accomplished in a professional manner, consistent with the standards of the profession for comparable work and/or services. Consultant shall not have the right to subcontract or assign all or any part of its obligations hereunder to any third party without the prior written consent of the Company.

     7) Confidentiality. Consultant shall exercise the reasonable care and diligence of a fiduciary in preventing and safeguarding against disclosures to any person any information or data relating, directly or indirectly, to the services to be provided hereunder or otherwise relating to the business of the Company or any associate company thereof (whether disclosed before or after the effective date of this Agreement), without the Company's prior written permission.

     8) Return of Contract Materials. Upon the expiration or termination of this Agreement, no matter how occasioned, Consultant shall promptly deliver to the Company all reports, papers, files, plans, specifications, inventions, programs, enhancements and other data, documentation or items of work, or portions thereof, whether complete or incomplete, generated by Consultant, by the Company or any of its associate companies, or otherwise disclosed to Consultant, pursuant to Consultant's performance hereunder (hereinafter referred to as "Contract Materials"). All such Contract Materials shall be the property of the Company and, upon request, Consultant shall execute any documentation that may be reasonably necessary to confirm the Company's full ownership of all such Contract Materials, and any information or intellectual property contained therein.

9)   Covenant Not to Compete.
          a. Consultant agrees that during the Initial Term hereof and for a period of two years after the termination or expiration of this Agreement (the "Restricted Period"), Consultant will not, directly or indirectly, by or for itself or in conjunction with any other person, company, association, partnership, corporation or other entity (a "Consultant Entity") own, manage, operate, control or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, "Key Person" (defined herein to mean any person who is employed in a management, executive, supervisory, marketing or sales capacity or consultant) any business which competes, directly or indirectly, with the business which the Company is engaged in or plans to engage in as of the date of the termination or expiration of this Agreement.

          b. Consultant acknowledges and agrees that the territorial and time limitations set forth in this section are reasonable and properly required for the adequate protection of the existing and proposed future business of the Company.

10)  Miscellaneous.
     a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     b. Parties in Interest; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, representatives, successors and assigns. No party may assign its rights hereunder without the written consent of the other.

     c. Headings. The section headings contained herein are for convenience only and shall not affect the construction hereof.

     d. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     e. Multiple Copies. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     f. Notices. All notices, requests and demands shall be in writing and mailed postage pre-paid by certified or registered mail, with return receipt requested, or personally delivered to the respective parties as follows:

          To the Company:             CDEX, Inc.
                                      Attn: Chief Executive Officer
                                      4555 South Palo Verde Road, Suite 125
                                      Tucson, Arizona  85714

          To Consultant:              August F. Deluca
                                      6165 East Avenida de Chaparron
                                      Tucson, Arizona   85750



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


                                             COMPANY

                                             By:       _________________________


                                             Title:    _________________________


                                             ___________________________________
                                             (Name)



                                             CONSULTANT

                                             By:       _________________________


                                             Title:    _________________________


                                             ___________________________________
                                             (Name)


                                       3